UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 23, 2019
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Voya Financial, Inc. (the “Company”) was held on May 23, 2019.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

Item 1 – Election of Directors: Our stockholders elected the following eight directors to each serve a one-year term expiring at our annual meeting in 2020. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

	For	Against	Abstentions	Broker Non-Votes
Lynne Biggar	123,455,581	3,509,134	184,165	6,349,531
Jane P. Chwick	124,224,993	2,820,764	103,123	6,349,531
Ruth Ann M. Gillis	125,025,145	2,022,235	101,500	6,349,531
J. Barry Griswell	123,512,384	3,532,808	103,688	6,349,531
Rodney O. Martin, Jr.	121,920,146	5,094,740	133,994	6,349,531
Byron H. Pollitt, Jr.	125,240,043	1,807,095	101,742	6,349,531
Joseph V. Tripodi	123,549,927	3,495,922	103,031	6,349,531
David Zwiener	123,538,376	3,508,670	101,834	6,349,531

Item 2 – Our stockholders approved, on an advisory basis, the compensation paid to the named executive officers.

For	Against	Abstentions	Broker Non-Votes
124,526,548	2,484,904	137,428	6,349,531

Item 3 – Our stockholders approved the adoption of the Company's 2019 Omnibus Employee Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
123,374,634	3,730,973	43,273	6,349,531

Item 4 – Our stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

For	Against	Abstentions
132,131,148	1,253,031	114,232

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:    /s/ Jean Weng
Jean Weng

Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: May 23, 2019